Exhibit 2.1

Number
00000000
SMART TM
Shares
****0*********
*****0********
******0*******
*******0******
********0*****
00000000
THIS CERTIFIES THAT
SPECIMEN
CUSIP 83172R108
IS THE REGISTERED HOLDER OF
* * * 0 * * *
ISIN CA83172R1082
SEE REVERSE FOR CERTAIN DEFINITIONS
FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF
SMART TECHNOLOGIES INC.
transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.
IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.
Dated: Sep 29, 2014
/s/
President and Chief Executive Officer COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY, N.A.
(GOLDEN CO)
TRANSFER AGENT AND REGISTRAR
OR COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
(CALGARY (TORONTO)
TRANSFER AGENT AND REGISTRAR
/S/
Corporate ______________________________ By:
Authorized Officer By:
Authorized Officer
This _______________ at the offices of Computershare Trust Company of Canada in Calgary, AB and Toronto, ON and Computershare Trust Company _______.

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common	(Name) CUST (Name) UNIF GIFT MIN ACT	- (Name) as Custodian for (Name) under
TEN ENT	- as tenants by the entireties	(State)	the (State) Uniform Gifts to Minors Act
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises

DATED
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s) in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP) The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program

SECURITY INSTRUCTIONS – INSTRUCTIONS DE SECURITE

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT

NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPER FILIGRANÈ. NE PAS ACCEPTER SANS VÈRIFIER LA

PRÈSENCE DU FILIGRANE. POUR CE FAIRE, PLACER Á LA

LUMIÈRE.